UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 17, 2015

Date of Report (Date of earliest event reported)

MULTIMEDIA PLATFORMS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33933	88-0319470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 East Commercial Blvd., Suite Ph-D

Fort Lauderdale, Florida 33308

(Address of principal executive offices)

(954) 440-4678

(Registrant's telephone number, including area code)

Sports Media Entertainment Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Explanatory Note

On June 23, 2015, Multimedia Platforms, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) disclosing the completion of the asset purchase agreement with RND Enterprises, Inc. (“RND”). By this Amendment No. 1 to the Original Report, the Company is providing the required financial statements and pro forma financial information .Such pro forma financial statements also reflect the Company’s previously disclosed acquisition of Multimedia Platforms, LLC in January 2015 and the acquisition of Columbia Funmap, Inc. on February 27, 2015. This Current Report on Form 8-K does not amend or modify the Original Report, except as to Item 9.01.

Section 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited balance sheets, statements of operations, statements of changes in stockholders’ equity, statements of cash flows, and the notes thereto of RND as of and for the years ended December 31, 2014 and 2013 and the related independent auditors report of Baum & Company, P.A.are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and are incorporated herein by reference.

The interim balance sheets, statements of operations, statements of cash flows, and the notes thereto of RND as of and for the three months ended March 31, 2015 and 2014 are filed as Exhibit 99.2 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(b) Pro forma Financial Information.

The required unaudited pro forma condensed consolidated financial statements as of and for the three months ended March 31, 2015 and year ended December 31, 2014 are filed as Exhibit 99.3 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description

23.1*	Consent of Independent Registered Public Accounting Firm

99.1*	Audited financial statements and notes for RND Enterprises, Inc.

99.2*	Interim financial statements and notes for RND Enterprises, Inc.

99.3*	Pro forma financial information

* Filed herewith

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Multimedia Platforms, Inc.

Date: September 22, 2015	By:	/s/ Bobby Blair
Bobby Blair, Chairman and Chief Executive Officer
(Principal Executive Officer)

	By:	/s/ Timothy Hart
Timothy Hart, Chief Financial Officer
(Principal Financial Officer)